                                                                         EX-99.j

                               CONSENT OF COUNSEL

     We hereby  consent to the use of our name and to the  reference to our Firm under the caption  "Legal  Counsel" in the Statement of  Additional  Information
that  is  included  in  Post-Effective  Amendment  No.  3/5 to the  Registration
Statement on Form N-1A under the  Securities  Act of 1933, as amended (the "1933
Act") and the  Investment  Company Act of 1940, as amended,  of Aberdeen  Funds.
This consent does not  constitute a consent  under Section 7 of the 1933 Act and in  consenting  to the use of our name and the  reference to our Firm under such caption we have not certified any part of the Registration  Statement and do not otherwise  come within the categories of persons whose consent is required under
Section 7 or the rules  and  regulations  of the U.S.  Securities  and  Exchange
Commission thereunder.

/s/Stradley Ronon Stevens & Young, LLP
Stradley Ronon Stevens & Young, LLP
Philadelphia, Pennsylvania
August 25, 2008